Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTANTS

We consent to the incorporation in this Registration Statement on Form SB-2 of our report dated February 22, 2006, on our audit of the financial statements of EP Floors, Inc. as of December 31, 2005 and for the years ended December 31, 2005 and 2004.  We also consent to the reference to our firm under the caption “Experts.”

/s/ Mantyla McReynolds

Mantyla McReynolds LLC

Salt Lake City, Utah

March 21, 2006